                       FLUOROSCAN IMAGING SYSTEMS, INC.

                           1994 AMENDED AND RESTATED

                             STOCK INCENTIVE PLAN

                       FLUOROSCAN IMAGING SYSTEMS, INC.
                1994 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                               TABLE OF CONTENTS
                               -----------------


                                                                   Page
                                                                   ----
ARTICLE I          ESTABLISHMENT.....................................1

         1.1       Purpose...........................................1

ARTICLE II         DEFINITIONS.......................................1

         2.1       Affiliate.........................................1
         2.2       Agreement or Award Agreement......................1
         2.3       Award.............................................1
         2.4       Board of Directors or Board.......................1
         2.5       Cause.............................................1
         2.6       Change in Control and Change in Control Price.....2
         2.7       Code or Internal Revenue Code.....................2
         2.8       Commission........................................2
         2.9       Committee.........................................2
         2.10      Common Stock......................................2
         2.11      Company...........................................2
         2.12      Deferred Stock....................................2
         2.13      Disability........................................2
         2.14      Disinterested Person..............................2
         2.15      Effective Date....................................2
         2.16      Exchange Act......................................2
         2.17      Fair Market Value.................................3
         2.18      Grant Date........................................3
         2.19      Incentive Stock Option............................3
         2.20      Nonqualified Stock Option.........................3
         2.21      Option Period.....................................3
         2.22      Option Price......................................3
         2.23      Participant.......................................3
         2.24      Plan..............................................4
         2.25      Public Offering...................................4
         2.26      Representative....................................4
         2.27      Restricted Stock..................................4
         2.28      Retirement........................................4
         2.29      Rule 16b-3........................................4
         2.30      Grossman/Issette Entities.........................4
         2.31      Grossman/Issette Interest.........................4
         2.32      Securities Act....................................5
         2.33      Stock Appreciation Right..........................5
         2.34      Stock Option or Option............................5
         2.35      Termination of Employment.........................5

                                                                   Page
                                                                   ----
ARTICLE III        ADMINISTRATION....................................5

         3.1       Committee Structure and Authority.................5

ARTICLE IV         STOCK SUBJECT TO PLAN.............................7

         4.1       Number of Shares..................................7
         4.2       Release of Shares.................................7
         4.3       Restrictions on Shares............................8
         4.4       Stockholder Rights................................8
         4.5       Best Efforts to Register..........................8
         4.6       Anti-Dilution.....................................8

ARTICLE V          ELIGIBILITY.......................................9

         5.1       Eligibility.......................................9

ARTICLE VI         STOCK OPTIONS.....................................9

         6.1       General...........................................9
         6.2       Grant and Exercise...............................10
         6.3       Terms and Conditions.............................10
         6.4       Termination by Reason of Death...................12
         6.5       Termination by Reason of Disability..............12
         6.6       Other Termination................................12
         6.7       Cashing Out of Option............................12

ARTICLE VII        STOCK APPRECIATION RIGHTS........................13

         7.1       General..........................................13
         7.2       Grant............................................13
         7.3       Terms and Conditions.............................13

ARTICLE VIII       RESTRICTED STOCK.................................15

         8.1       General..........................................15
         8.2       Awards and Certificates..........................15
         8.3       Terms and Conditions.............................15

                                                                   Page
                                                                   ----

ARTICLE IX         DEFERRED STOCK...................................16

         9.1       General..........................................16
         9.2       Terms and Conditions.............................16

ARTICLE X          PROVISIONS APPLICABLE TO STOCK ACQUIRED
                     UNDER THE  PLAN................................17

         10.1      Transfer of Shares...............................17
         10.2      Limited Transfer During Offering.................18
         10.3      Committee Discretion.............................18
         10.4      No Company Obligation............................18
         10.5      Sale of Grossman/Issette Interest................18

ARTICLE XI         CHANGE IN CONTROL PROVISIONS.....................19

         11.1      Impact of Event..................................19
         11.2      Definition of Change in Control..................19
         11.3      Change in Control Price..........................20

ARTICLE XII        MISCELLANEOUS....................................21

         12.1      Amendments and Termination.......................21
         12.2      Unfunded Status of Plan..........................21
         12.3      General Provisions...............................22
         12.4      Mitigation of Excise Tax.........................23
         12.5      Rights with Respect to Continuance of
                    Employment......................................23
         12.6      Awards in Substitution for Awards Granted
                    by Other Corporations...........................23
         12.7      Procedure for Adoption...........................24
         12.8      Procedure for Withdrawal.........................24
         12.9      Delay............................................24
         12.10     Headings.........................................24
         12.11     Severability.....................................24
         12.12     Successors and Assigns...........................24
         12.13     Entire Agreement.................................24

                       FLUOROSCAN IMAGING SYSTEMS, INC.

                1994 AMENDED AND RESTATED STOCK INCENTIVE PLAN


                                   ARTICLE I
                                   ---------

                                 ESTABLISHMENT
                                 -------------

     1.1  Purpose.
          -------

     The Fluoroscan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan ("Plan") is hereby established by Fluoroscan Imaging Systems, Inc. ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan and the grant of awards thereunder is expressly conditioned upon the Plan's approval by the security holders of the Company. The Plan is adopted effective as of June 15, 1994.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     For purposes of the Plan, the following terms are defined as set forth below:

     2.1  "Affiliate" means any individual, corporation, partnership,
           ---------
association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2  "Agreement" or "Award Agreement" means, individually or collectively,
           ---------      ---------------
any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

     2.3  "Award" means a Stock Option, Stock Appreciation Right, Restricted
           -----
Stock or Deferred Stock.

     2.4  "Board of Directors" or "Board" means the Board of Directors of the
           ------------------      -----
Company.

     2.5  "Cause" shall mean, for purposes of whether and when a Participant has
           -----
incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then

Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or omission of gross misconduct with respect to the Company or an Affiliate in any material respect.

     2.6  "Change in Control" and "Change in Control Price" have the meanings
           -----------------       -----------------------
set forth in Sections 11.2 and 11.3, respectively.

     2.7  "Code" or "Internal Revenue Code" means the Internal Revenue Code of
           ----      ---------------------
1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

     2.8  "Commission" means the Securities and Exchange Commission or any
           ----------
successor agency.

     2.9  "Committee" means the person or persons appointed by the Board of
           ---------
Directors to administer the Plan, as further described in the Plan.

     2.10  "Common Stock" means the shares of the regular voting Common Stock,
            ------------
$.0001 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     2.11  "Company" means  Fluoroscan Imaging Systems, Inc., a Delaware
            -------
corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.12  "Deferred Stock" means an award made pursuant to Article IX.
            --------------

     2.13  "Disability" means a mental or physical illness that entitles the
            ----------
Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self- inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     2.14  "Disinterested Person" shall have the meaning set forth in Rule 16b-
            --------------------
3(d)(3), or any successor definition adopted by the Commission provided the person is also an "outside director" under Section 162(m) of the Code.

     2.15  "Effective Date" means June 15, 1994.
            --------------

     2.16  "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
and the rules and regulations promulgated thereunder.

     2.17  "Fair Market Value" means:
            -----------------

           (a) prior to a Public Offering, the value determined on the basis of the good faith determination of the Committee and without regard to whether the Common Stock is restricted, illiquid or represents a minority interest, unless expressly provided otherwise in an Agreement; and

           (b) on or after a Public Offering, the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

                (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market System ("NASDAQ/NMS"), the closing price of the Common Stock on the relevant date, as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ/NMS, as the case may be;

                (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ/NMS, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; and

                (iii) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (i) or (ii), the value determined in good faith by the Committee.

     2.18 "Grant Date" means the date that as of which an Award is granted
           ----------
pursuant to the Plan.

     2.19 "Incentive Stock Option" means any Stock Option intended to be and
           ----------------------
designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.20 "Nonqualified Stock Option" means an Option to purchase Common Stock
           -------------------------
in the Company granted under the Plan other than an incentive stock option within the meaning of Section 422 of the Code.

     2.21 "Option Period" means the period during which the Option shall be
           -------------
exercisable in accordance with the Agreement and Article VI.

     2.22 "Option Price" means the price at which the Common Stock may be
           ------------
purchased under an Option as provided in Section 6.3.

     2.23 "Participant" means a person who satisfies the eligibility conditions
           -----------
of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or a former spouse becomes a Representative, then the term "Participant" shall mean such appointed Representative, successor, Representative, or spouse as the case may be. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

     2.24 "Plan" means the  Fluoroscan Imaging Systems, Inc. 1994 Amended and
           ----
Restated Stock Incentive Plan as herein set forth and as may be amended from time to time.

     2.25 "Public Offering" means the initial public offering of shares of
           ---------------
Common Stock under the Securities Act.

     2.26 "Representative" means (a) the person or entity acting as the executor
           --------------
or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.27 "Restricted Stock" means an award under Article VIII.
           ----------------

     2.28 "Retirement" means the Participant's Termination of Employment from
           ----------
active employment with the Company or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of the Company or an Affiliate or on or after attaining age 65.

     2.29 "Rule 16b-3" means Rule 16b-3, as promulgated under the Exchange Act,
           ----------
as amended from time to time, or any successor thereto.

     2.30 "Grossman/Issette Entities" means Larry S. Grossman and Arlen L.
           -------------------------
Issette, their spouses, their heirs, and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which any of Larry S. Grossman or Arlen
L. Issette, their spouses or their heirs is a member for purposes of acquiring, holding or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing and any other entity controlled by or for the benefit of any of the foregoing.

     2.31 "Grossman/Issette Interest" means the beneficial ownership (within the
           -------------------------
meaning of Rule 13d-3 promulgated under the Exchange Act) or the pecuniary interest (within the meaning of Rule 16a-1 promulgated under the Exchange Act) of the Grossman/Issette Entities in the outstanding voting securities of the Company entitled to vote generally in the election of directors or such other securities as may be specifically referenced.

     2.32 "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

     2.33 "Stock Appreciation Right" means a right granted under Article VII.
           ------------------------

     2.34 "Stock Option" or "Option" means an option granted under Article VI.
           ------------      ------

     2.35 "Termination of Employment" means the occurrence of any act or event
           -------------------------
whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                  ARTICLE III
                                  -----------

                                 ADMINISTRATION
                                 --------------

     3.1  Committee Structure and Authority.  The Plan shall be administered by
          ---------------------------------
the Committee which, except as provided herein, may be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose purpose is the administration of this Plan; provided that only those members of the Compensation Committee of the Board who participate in the decision relative to Awards under the Plan shall be deemed to be part of the "Committee" for purposes of the Plan. In the absence of an appointment, the Board or the portion thereof that is a Disinterested Person shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. On and after a Public Offering, the Committee shall be comprised of only such number of Disinterested Persons as is required for application of Rule 16b-3 and the deduction of compensation under Section 162(m) of the Code. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a) to select those persons to whom Awards may be granted from time to time;

          (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock or any combination thereof are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto);

          (e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

          (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

          (g) to determine under what circumstances an Award may be settled in cash or Common Stock.

          (h) to provide for the forms of Agreement to be utilized in connection with this Plan;

          (i) to determine whether a Participant has a Disability or a Retirement;

          (j) to determine what securities law requirements are applicable to the Plan, Awards, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

          (k) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

          (l) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (m) to determine whether and with what effect a Participant has incurred a Termination of Employment;

          (n) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

          (o) to determine the restrictions or limitations on the transfer of Common Stock;

          (p) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

          (q) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

          (r) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

          (s) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if
                                                         -- ----
challenged in court.

                                   ARTICLE IV
                                   ----------

                             STOCK SUBJECT TO PLAN
                             ---------------------

     4.1  Number of Shares.  Subject to the adjustment under Section 4.6, the
          ----------------
total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be Five Hundred Thousand (500,000) shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2  Release of Shares.   Subject to Section 7.3(f), if any shares of
          -----------------
Common Stock that have been optioned cease to be subject to an Award, if any shares of Common Stock that are subject to any Award are forfeited or if any Award otherwise terminates without issuance of shares of Common Stock being made to the Participant, such shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan.

     4.3  Restrictions on Shares.  Shares of Common Stock issued upon exercise
          ----------------------
of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and
(iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4  Stockholder Rights.  No person shall have any rights of a stockholder
          ------------------
as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

     4.5  Best Efforts To Register.  If there has been a Public Offering, the
          ------------------------
Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants, and in no event will the Company file any such registration statement for a period of one (1) year following the effective date of the Public Offering.

     4.6  Anti-Dilution.  In the event of any Company stock dividend, stock
          -------------
split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split- up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

                                   ARTICLE V
                                   ---------

                                  ELIGIBILITY
                                  -----------

     5.1  Eligibility.  Except as herein provided, the persons who shall be
          -----------
eligible to participate in the Plan and be granted Awards shall be those persons who are officers, directors, employees, independent contractors or other service providers of the Company or any Affiliate including, without limitation, the officers, directors and employees of any other entity which provides services to the Company or any Affiliate, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee may designate in writing any person who is not eligible to participate in the Plan if such person would otherwise be eligible to participate in the Plan.

                                   ARTICLE VI
                                   ----------

                                 STOCK OPTIONS
                                 -------------

     6.1  General.  The Committee shall have authority to grant Options under
          -------
the Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Non-Qualified Stock Options, provided, however, that Non-Qualified Stock Options may be granted for no more than 250,000 shares of Common Stock, subject to adjustment under Section 4.6. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price. During any calendar year, Options for no more than 100,000 shares of Common Stock shall be granted to any Participant.

     6.2  Grant and Exercise.  The grant of a Stock Option shall occur as of the
          ------------------
date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such
Section 422.

     6.3  Terms and Conditions.  Stock Options shall be subject to such terms
          --------------------
and conditions as shall be determined by the Committee, including the following:

     (a)  Option Period.  The Option Period of each Stock Option shall be fixed
          -------------
by the Committee; provided that no Non-Qualified Stock Option shall be exercisable more than fifteen (15) years after the date the Stock Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b)  Option Price.  The Option Price per share of the Common Stock
          ------------
purchasable under an Option shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Fair Market Value per share.

     (c)  Exercisability.  Subject to Section 11.1, Stock Options shall be
          --------------
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d)  Method of Exercise.  Subject to the provisions of this Article VI, a
          ------------------
Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash by a broker-dealer to whom the Participant has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (v) by any combination of the foregoing. If payment of the Option Price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock or Deferred Stock used for payment of the Option Price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock or Deferred Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, a Participant shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official stockholder records as having been issued or transferred.

     (e)  Company Loan or Guarantee.  Upon the exercise of any Option and
          -------------------------
subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

     (i) lend to the Participant, with recourse, an amount equal to such portion of the Option Price as the Committee may determine; or

     (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price.

The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     (f)  Non-transferability of Options.  Except as provided herein or in an
          ------------------------------
Agreement, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. If the Committee adopts Securities Exchange Act Release 34-28869 of the Securities Exchange Commission the Committee may permit an Award to be transferred pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in Section 414 of the Code if such section applied to the Award, but only to the extent consistent with an Award's intended status as an Incentive Stock Option.

     6.4  Termination by Reason of Death.  Unless otherwise provided in an
          ------------------------------
Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

     6.5  Termination by Reason of Disability.  Unless otherwise provided in an
          -----------------------------------
Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     6.6  Other Termination.  Unless otherwise provided in an Agreement or
          -----------------
determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the three-month period commencing with the date of such Termination of Employment or until the expiration of the Option Period. If the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an Option.

     6.7  Cashing Out of Option.  On receipt of written notice of exercise, the
          ---------------------
Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out. Cash outs relating to Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash outs of Non-Qualified Stock Options held by such Participants, the Committee may determine Fair Market Value under the pricing rule set forth in
Section 7.3(b).

                                  ARTICLE VII
                                  -----------

                           STOCK APPRECIATION RIGHTS
                           -------------------------

     7.1  General.  The Committee shall have authority to grant Stock
          -------
Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in
Section 7.3(b).

     7.2  Grant.  Stock Appreciation Rights may be granted in conjunction with
          -----
all or part of any Stock Option granted under the Plan in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of the Stock Option shall require the cancellation of a corresponding portion of the Stock Appreciation Right. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Committee determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in the Plan. During any calendar year, no more than 100,000 Stock Appreciation Rights shall be granted to a Participant.

     7.3  Terms and Conditions.  Stock Appreciation Rights shall be subject to
          --------------------
such terms and conditions as shall be determined by the Committee, including the following:

          (a) Period and Exercise.  The term of a Stock Appreciation Right shall
              -------------------
     be established by the Committee. If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Options would be exercisable in accordance with the provisions of Article VI. A Stock Appreciation Right which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement.
     Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

          (b) Amount.  Upon the exercise of a Stock Appreciation Right, a
              ------
     Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per share of Common Stock over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per share of Common Stock. The aggregate Fair Market Value per share of the Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

          (c) Special Rules.  In the case of Stock Appreciation Rights relating
              -------------
     to Stock Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act:

              (i) The Committee may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16b-3;

              (ii) The Committee may provide that the amount to be paid upon exercise of such Stock Appreciation Rights (other than those relating to Incentive Stock Options) during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Common Stock on the principal exchange on which the Common Stock is traded, NASDAQ/NMS or other relevant market for determining value on any day during such "window period"; and

              (iii) no Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.

          (d) Non-transferability of Stock Appreciation Rights.  Stock
              ------------------------------------------------
     Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under the Plan unless otherwise provided in an Agreement.

          (e) Termination.  A Stock Appreciation Right shall terminate at such
              -----------
     time as a Stock Option would terminate under the Plan, unless otherwise provided in an Agreement.

          (f) Effect on Shares Under the Plan.  Upon the exercise of a Stock
              -------------------------------
     Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.2 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares of Common Stock covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (g) Incentive Stock Option.  A Stock Appreciation Right granted in
              ----------------------
     tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

                                  ARTICLE VIII
                                  ------------

                                RESTRICTED STOCK
                                ----------------

     8.1  General.  The Committee shall have authority to grant Restricted Stock
          -------
under the Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Shares to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

     8.2  Awards and Certificates.  Notwithstanding the limitations on issuance
          -----------------------
of shares of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3  Terms and Conditions.  Shares of Restricted Stock shall be subject to
          --------------------
the following terms and conditions:

          (a) Limitations on Transferability.  Subject to the provisions of the
              ------------------------------
     Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock.

          (b) Rights.  Except as provided in Section 8.3(a), the Participant
              ------
     shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to the Plan, cash dividends on the class of Common Stock that is the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, and dividends on the class of Common Stock that is the subject of the Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock on which such dividend was paid.

          (c) Criteria.  Based on service, performance by the Participant or by
              --------
     the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

          (d) Forfeiture.  Unless otherwise provided in an Agreement or
              ----------
     determined by the Committee, if the Participant incurs a Termination of Employment during the Restriction Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

          (e) Delivery.  If and when the Restriction Period expires without a
              --------
     prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

          (f) Election.  A Participant may elect to further defer receipt of the
              --------
     Restricted Stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one (1) year prior to completion of the Restriction Period.

                                   ARTICLE IX
                                   ----------

                                 DEFERRED STOCK
                                 --------------

     9.1  General.  The Committee shall have authority to grant Deferred Stock
          -------
under the Plan at any time or from time to time. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any Participant.

     9.2  Terms and Conditions.  Deferred Stock Awards shall be subject to the
          --------------------
following terms and conditions:

          (a) Limitations on Transferability.  Subject to the provisions of the
              ------------------------------
     Plan and the Agreement, neither Deferred Stock Awards not any interest therein may be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 9.2(e), where applicable), the Committee may elect to deliver Common Stock, cash equal to the Fair Market Value of such Common Stock or a combination of cash and Common Stock, to the Participant for the shares covered by the Deferred Stock Award.

          (b) Rights.  Unless otherwise determined by the Committee and subject
              ------
     to the Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and dividends on the Common Stock that is the subject of the Deferred Stock Award payable in Common Stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

          (c) Criteria.  Based on service, performance by the Participant or by
              --------
     the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

          (d) Forfeiture.  Unless otherwise provided in an Agreement or
              ----------
     determined by the Committee, if the Participant incurs a Termination of Employment during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's Termination of Employment for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

          (e) Election.  A Participant may elect to further defer receipt of the
              --------
     Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the Deferral Period for the Award.

                                   ARTICLE X
                                   ---------

             PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN
             ------------------------------------------------------

     10.1 Transfer of Shares.  A Participant may at any time make a  transfer of
          ------------------
shares of Common Stock received pursuant to the exercise of an Award to his parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. Any transfer of shares received pursuant to the exercise of an Award shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, and any provision respecting Common Stock under the Agreement, provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.

     10.2 Limited Transfer During Offering.  In the event there is an effective
          --------------------------------
registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Award.

     10.3 Committee Discretion.  The Committee may in its sole discretion
          --------------------
include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Award (including the purchase of any unexercised Awards which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article X shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article X, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

     10.4 No Company Obligation.  None of the Company, an Affiliate or the
          ---------------------
Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

     10.5 Sale of Grossman/Issette Interest.  Unless otherwise provided in an
          ---------------------------------
Agreement, the Company shall give notice to each Participant with respect to a sale or series of sales of any Grossman/Issette Interest other than a sale to a Grossman/Issette Entity. Upon receipt of such notice, each Participant shall, if such notice so directs, sell to such proposed purchaser a percentage of the Participant's shares of Common Stock owned and acquired pursuant to the Plan (including any shares of Common Stock which could yet be acquired pursuant to an Award) equal to that percentage of all shares of Common Stock owned by the Grossman/Issette Entities which are to be sold by the Grossman/Issette Entities to such purchaser on the same terms and conditions, including at the price per share of Common Stock to be paid, as in the sale by the Grossman/Issette Entities.


                                   ARTICLE XI
                                   ----------

                          CHANGE IN CONTROL PROVISIONS
                          ----------------------------

     11.1  Impact of Event.  Notwithstanding any other provision of the Plan to
           ---------------
the contrary, in the event of a Change in Control (as defined in Section 11.2), other than a Change in Control consisting of a transaction approved by the Board of Directors of the Company (which approval included the affirmative vote of Larry S. Grossman, provided he is then a director, and of Arlen L. Issette, provided he is then a director):

     (a) Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

     (b) The restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock shall lapse, and such Restricted Stock and Deferred Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (c) Notwithstanding any other provision of the Plan, unless the Committee shall provide otherwise in an Agreement, a Participant shall have the right, whether or not the Award is fully exercisable or may be otherwise realized by the Participant, by giving notice during the 60-day period from and after a Change in Control to the Company, to elect to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" (as defined in Section 11.3) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award as to which the right granted hereunder shall have been exercised; provided, however, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of the Award held by a Participant (except a Participant who has died during such six month period) who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), such Award shall be cancelled in exchange for a payment to the Participant at the time of the Participant's Termination of Employment equal to the Spread multiplied by the number of shares of Common Stock granted under the Award and increased from the date of the change in control to the date of the Termination of Employment by the prime rate as reported from time to time in The Wall Street Journal or other general publication. With respect to any Participant who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange
Act), the 60-day period shall be extended, if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the Change in Control, and the Committee shall have sole discretion, if necessary, to approve the Participant's exercise hereunder and the date in which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Participant under Section 16(b).

     11.2 Definition of Change in Control.  For purposes of the Plan, a "Change
          -------------------------------
in Control" shall mean the happening of any of the following events:

          (a) (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or (ii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section
     11.2 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, in the case of the acquisition of beneficial ownership, that such acquisition would result in the Grossman/Issette Entities beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) following the acquisition or Corporate Transaction less than 40.1% of the Outstanding Company Common Stock or less than 40.1% of the Outstanding Company Voting Securities; excluding, however, the following: (i) any acquisition by or consummation of a or Corporate Transaction with any subsidiary of the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (ii) any acquisition by or consummation of a Corporate Transaction with a Grossman/Issette Entity, (iii) the acquisition by or consummation of a Corporate Transaction with any Person who beneficially owned, immediately prior to such acquisition or Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, or (iv) any Corporate Transaction, if more than a majority of the beneficial ownership of the Outstanding Company Voting Securities after the Corporate Transaction is held directly or indirectly by Persons who held directly or indirectly the beneficial ownership of the Outstanding Company Voting Securities before the Corporate Transaction; or

          (b) A change in the composition of the Board such that the individuals who, as of the date of the Public Offering, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11.2(b), that any individual who becomes a member of the Board subsequent to the date of the Company's Public Offering whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a

     Person other than the Board shall not be so considered as a member of the Incumbent Board.

     11.3 Change in Control Price.  For purposes of the Plan, "Change in Control
          -----------------------
Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ/NMS during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a Corporate Transaction, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

                                  ARTICLE XII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     12.1 Amendments and Termination.  The Board may amend, alter, or
          --------------------------
discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of a Participant under a Stock Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Award theretofore granted without the Participant's consent, (b) no amendment shall disqualify the Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

     The Committee may amend the terms of any Award or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options or Stock Appreciation Rights for previously granted Stock Options, including previously granted Stock Options or Stock Appreciation Rights having higher Option Prices but no such substitution shall be made which would impair the rights of Participants under such Stock Option or Stock Appreciation Right theretofore granted without the Participant's consent.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

     12.2 Unfunded Status of Plan.  It is intended that the Plan be an
          -----------------------
"unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     12.3 General Provisions.
          ------------------

          (a) Representation.  The Committee may require each person purchasing
              --------------
     or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) No Additional Obligation.  Nothing contained in the Plan shall
              ------------------------
     prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

          (c) Withholding.  No later than the date as of which an amount first
              -----------
     becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement provided that any applicable requirements under
     Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

          (d) Reinvestment.  The reinvestment of dividends in additional
              ------------
     Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available for such reinvestment (taking into account then outstanding Options and other Awards).

          (e) Representation.  The Committee shall establish such procedures as
              --------------
     it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

          (f) Controlling Law.  The Plan and all Awards made and actions taken
              ---------------
     thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law).
     The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (g) Offset.  Any amounts owed to the Company or an Affiliate by the
              ------
     Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

     12.4 Mitigation of Excise Tax.  If any payment or right accruing to a
          ------------------------
Participant under this Plan (without the application of this Section 12.4), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 12.4 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

     12.5 Rights with Respect to Continuance of Employment.  Nothing contained
          ------------------------------------------------
herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

     12.6  Awards in Substitution for Awards Granted by Other Corporations.
           ---------------------------------------------------------------
Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     12.7  Procedure for Adoption.  Any Affiliate of the Company may by
           ----------------------
resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

     12.8  Procedure for Withdrawal.  Any Affiliate which has adopted the Plan
           ------------------------
may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

     12.9  Delay.  If at the time a Participant incurs a Termination of
           -----
Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to the Plan.

     12.10 Headings.  The headings contained in this Plan are for reference
           --------
purposes only and shall not affect the meaning or interpretation of this Plan.

     12.11     Severability.  If any provision of this Plan shall for any reason
               ------------
be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     12.12     Successors and Assigns.  This Plan shall inure to the benefit of
               ----------------------
and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     12.13     Entire Agreement.  This Plan and the Agreement constitute the
               ----------------
entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Agreement shall control.


     Executed on this 24th day of June, 1994.



                              FLUOROSCAN IMAGING SYSTEMS, INC.


                              By:___________________________________

                              Its:__________________________________